UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 31, 2008

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, the Company entered into employment agreements, or amended its existing employment agreements, with each of Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson.  The term of employment commences on January 1, 2009 and terminates on December 31, 2009 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless notice of termination is given by either party at least 30 days prior to the end of the term.  For fiscal 2009, Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $380,000, $228,000, $285,000, $185,400 and $180,000 respectively, (ii) participate in the executive bonus program with a maximum annual target bonus of 70%, 40%, 40%, 35%, and 35%, respectively, of base salary, (iii) receive an annual automobile allowance in the amount of $20,000, $11,550, $11,550, $11,550 and $16,150, respectively, and (iv) participate in all plans provided to executive officers or employees generally.  In the event employment is terminated by the Company without "cause" (as defined in such employment agreements) or by the employee for specified causes, or if the Company decides not to renew the employment at the end of the initial term or any renewal term, Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson will be to receive (i) a lump sum payment equal to 24, 12, 6, 6 and 6 months, respectively, of annual base salary, (ii) a pro rata bonus based on the maximum annual target bonus if employment is terminated after January 1 but before payment of the bonus for that fiscal year and (iii) payment of the premium for medical and dental coverage under COBRA for 18 months.  In the event employment is terminated by the Company "in anticipation of" or within 12 months after a "change in control" (as defined) without "cause," or employment is terminated by the executive for specified causes within 12 months after a "change in control," the severance amount will be increased to 2.5 times the annual base salary in case of Mr. Levra, 1.5 times in the case of Mr. Kaminsky, and one times in the case of Messrs. Tennyson, Trausch and Anderson.

The foregoing summary is qualified in its entirety by reference to the copies of these executive employment agreements, as amended, which are attached as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 to this Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Craig Levra.

99.2	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Howard K. Kaminsky.

99.3	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Tom H. Tennyson.

99.4	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Dennis D. Trausch.

99.5	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Tim Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2009	SPORT CHALET, INC.

	By	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Craig Levra.

99.2	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Howard K. Kaminsky.

99.3	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Tom H. Tennyson.

99.4	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Dennis D. Trausch.

99.5	Employment Agreement dated as of December 31, 2008, between Sport Chalet, Inc. and Tim Anderson.